EXHIBIT 99.2

June 30, 2013
Quarterly Conference Call
Summary of Quarterly Results

Date: July 25, 2013

We are pleased to report the results for the first quarter of fiscal 2014 once again reached record levels. Net income for the quarter was $23.1 million, or $1.87 per diluted share compared to $22.6 million or $1.63 per share for the prior year quarter. This represents a 2.2% increase in net income and a 14.7% increase in diluted earnings per share when comparing the two quarterly periods. The Company’s EPS continues to benefit from our ongoing share repurchase program. During first quarter of fiscal 2014, we repurchased approximately 413,000 shares of common stock on the open market at an aggregate purchase price of approximately $37.7 million. These repurchases, combined with the 2.6 million shares repurchased during fiscal 2013, have been and should continue to be very accretive to per share earnings in the future.

Gross loans amounted to $1.13 billion at June 30, 2013, a 9.6% increase over the $1.03 billion outstanding at June 30, 2012 and a 5.5% increase since the beginning of the fiscal year. The mix in our loan portfolio shifted slightly over the past 12 months and at June 30, 2013 consisted of 67.1% small loans, 31.7% larger loans and 1.2% sales finance. This compared to 67.7%, 31.0% and 1.3% at June 30, 2012. Additionally, the overall 9.6% growth in loan balances resulted from a 3.5% increase in customers and a 6.1% increase in average balances outstanding.

Acquisitions will continue to be important in our overall growth strategy; however, it has become less of a factor over the last several years. The Company purchased five loan portfolios during the first fiscal quarter consisting of $814,000 in gross loans, compared to one acquisition during the first quarter of fiscal 2013.

The expansion of our branch network during the first fiscal quarter was in line with our projections. We began fiscal 2014 with 1,203 offices, opened 7, acquired 1 and merged 1, giving us a total of 1,210 offices at June 30, 2013. Our plans for fiscal 2014 are to open 60 offices in the US and 16 in Mexico, plus evaluate acquisitions as opportunities arise.

Total revenue for the quarter amounted $145.3 million, a 9.4% increase over the $132.8 million during the first quarter of the prior fiscal year, which is in line with our loan growth on a quarter over quarter basis. Revenues from the 1,132 offices open throughout both quarterly periods increased by 7.9%.

The apparent trend in our delinquencies and charge-offs is a primary concern as we complete the first quarter of fiscal 2014. Accounts that were 61 days or more past due increased to 2.8% on a recency basis and to 4.2% on a contractual basis at the end of the current quarter, compared to 2.6% and 3.8%, respectively, at June 30, 2012. Net charge-offs as a percentage of average net loans on an annualized basis increased from 12.2% to 13.5% when comparing the two quarterly periods. After 15 straight quarters of year over year declines in our quarterly net charge-offs, this is the second consecutive quarter where this ratio has increased. During the last 11 years, we have had three first quarters with charge-off ratios at or above the current level, so we are not at unprecedented levels. We remain focused on monitoring past due accounts in order to reduce the level of future delinquencies and charge-offs.

General and administrative expenses amounted to $75.2 million in the first fiscal quarter, an 8.8% increase over the $69.2 million in the same quarter of the prior fiscal year. As a percentage of revenues, our G&A decreased from 52.1% during the first quarter of fiscal 2013 to 51.8% during the current quarter. Our G&A per average open office increased by 2.9% when comparing the two fiscal quarters.

We continue to be very pleased with the progress being made in our Mexican operations. We have 121 offices open as of June 30, 2013; we opened 3 and closed one during the quarter. We now have approximately 134,000 accounts and approximately $91.3 million in gross loans outstanding. This represents a 12.5% increase in accounts and a 45.6% increase in ledger over the last year. Revenues in Mexico grew by 36.8% in US dollars when comparing the two quarters. Net charge-offs as a percent of average net loans on an annualized basis, decreased from 16.2% to 14.1% when comparing the two quarters. Additionally, our 61 day delinquencies are 6.0% and 3.2% on a recency and contractual basis respectively, a decline from 7.3% and 4.5%, respectively, as of the end of the prior year first quarter. As expected, this subsidiary is beginning to generate enhanced profits. During the current quarter, excluding intercompany charges, pretax earnings amounted to $2.8 million, a 130.8% increase over the $1.2 million in pretax earnings during the first quarter fiscal 2013. As of June 30, 2013 and for the quarter then ended, our Mexican subsidiary has grown to a significant part of our consolidated operations. It now represents 10% of our branch office network, 8.1% of our gross loans outstanding, 8.7% of our first quarter revenue and 7.8% of our pretax earnings. This profitability should continue to improve as we grow our outstanding receivables in our existing offices.

The Company’s return on average assets of 12.7% and return on average equity of 28.1% on a trailing 12 month basis continued their excellent historical trend during the first quarter fiscal 2014.

From a regulatory and legislative standpoint, the Company’s greatest risk factor, there was very little activity during the first fiscal quarter. As previously disclosed, there have been several positive legislative actions taken by certain states in recent months. Additionally, the ballot initiative in Missouri remains a concern, but the Company does not consider it a major threat at the present time. At the federal level, Richard Cordray was recently confirmed by the Senate as the official Director of the CFPB.  This should not be considered a major setback, as the Company has been operating under the assumption that he would be confirmed at some point and he has not, to date, indicated any particular issues with the installment lending industry.

Finally, I want to explain the delay in filing our Annual Report on Form 10K. As a result of certain internal reviews by the Company’s auditors and management during the year-end audit, it was determined that the Company’s documentation of the process it follows in evaluating the allowance was not adequate to support its conclusion that the allowance for loan losses was sufficient to cover the anticipated losses in the loan portfolio at the end of the fiscal period. The primary issue involved the impact of renewals (including those that did not meet the 10% cash flow threshold as required by accounting guidelines to qualify as a new loan) on the timing of subsequent charge-offs and the impact on the allowance. As a result, it was determined that the Company did not have a control to assess less than 10% renewals and had difficulty proving that they did not materially affect the allowance. Ultimately, a conclusion was reached that the financials, as previously reported, were materially correct and the amended 10-K and the audited financials included in it did not reflect any changes from the Company’s previously reported financials; however, it was determined that the combination of the deficiencies discussed above in documentation and control regarding the allowance constituted a material weakness in the Company’s internal control over financial reporting, as discussed in the amended 10-K.  As also discussed in the amended 10-K, the Company has begun and will continue to implement policies and procedures to address this identified material weakness. Importantly, this material weakness has no impact on the collectability of our loan portfolio. Our business model remains as it has been for the last 50 years with improvements over time. We remain confident of our future prospects and subject to the observance of blackout periods and other criteria we consider in evaluating share repurchases, we intend to resume our share repurchase program.

This transcript contains various “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by the words “anticipate,” “estimate,” “intend” “plan,” “expect,” “believe,” “may,” “will,” and “should” or any variation of the foregoing and similar expressions are forward-looking statements.  Such forward-looking statements are about matters that are inherently subject to risks and uncertainties.  Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include the following:   recently enacted, proposed or future legislation and the manner in which it is implemented; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by regulators having jurisdiction over the Company’s business or consumer financial transactions generically; the impact of changes in accounting rules and regulations, or their interpretation or application, which could materially and adversely affect the Company’s reported financial statements or necessitate material delays or changes in the issuance of the Company’s audited financial statements; the Company's assessment of its internal control over financial reporting, and the timing and effectiveness of the Company's efforts to remediate any reported material weakness in its internal control over financial reporting, which could lead to the Company to report further or unremediated material weaknesses in its internal control over financial reporting: changes in interest rates; changes in interest rates; risks related to expansion and foreign operations; risks inherent in making loans, including repayment risks and value of collateral; the timing and amount of revenues that may be recognized by the Company; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in the Company’s markets and general changes in the economy (particularly in the markets served by the Company); and the unpredictable nature of litigation.    These and other factors are discussed in greater detail in Part I, Item 1A, “Risk Factors” in the Company’s most recent annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission (“SEC”) and the Company’s other reports filed with, or furnished to, the SEC from time to time.  World Acceptance Corporation does not undertake any obligation to update any forward-looking statements it makes.  The Company is also not responsible for updating the information contained in this transcript beyond the publication date, or for changes made to this document by wire services or Internet services.